Exhibit 10.1

WARRANT REPURCHASE AGREEMENT

This Warrant Repurchase Agreement (“Agreement”), dated as of April 2, 2017 and effective as of March 31, 2017 (“Effective Date”), is entered into by and between Delcath Systems, Inc., a Delaware corporation (the “Company”), and                      (“Investor”). The parties agree as follows:

RECITALS

A. Investor holds warrants (each a “Warrant” and collectively, the “Warrants”, whether correctly listed on Exhibit A) to purchase shares of the Company’s common stock (“Common Stock”) that are listed on Exhibit A hereto. Such Warrants were originally issued pursuant to a Securities Purchase Agreement, dated June 6, 2016 (the “Securities Purchase Agreement”). All terms used and not defined herein are used as defined in the Securities Purchase Agreement.

B. The Company and the Investor desire to enter into this Agreement, pursuant to which, the Company shall repurchase from the Investor the Warrants for the amount of cash set forth herein and shall cancel such Warrants simultaneously therewith.

C. Concurrently herewith, the Company is entering into agreements with holders of other warrants to purchase its Common Stock (each, an “Other Investor”, and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Investor, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different aggregate number of shares of Common Stock issuable upon exercise of such warrants of such Other Investor then outstanding).

AGREEMENT

In consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Repurchase and Cancellation of Warrants. On the terms and subject to the conditions set forth herein, upon the execution hereof (the “Closing Date”), the Investor hereby sells, assigns, delivers and transfers to the Company all of its right, title and interest in and to the Warrants (the “Repurchase”) in exchange for payment by the Company of $         (the “Warrant Extinguishment Payment”). In order for the Company to be able to make the Warrant Extinguishment Payment, the Investor agrees to a Controlled Account Release (as defined in the Note of the Investor) in an amount equal to $         to the Company (“$         Release”). The Company hereby authorizes the payment of the $         Release directly to the Investor. Simultaneously with the receipt of the $         Release by the Investor, the Warrants are deemed cancelled, terminated, null and void ab initio, and the Investor shall deliver the Warrants to the address specified by the Company as soon as commercially practicable following the $         Release. The Company acknowledges and agrees that the $         Release shall be effected by the delivery of an instruction by the Investor to the Controlled Account Bank to release $         to the Investor (or its designee) from the Master Restricted Account related to the Note of the Investor.

2. Representations and Warranties of the Company. The Company represents and warrants to Investor as of the date hereof as follows:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Exchange Documents (as defined below) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement.

(b) Authority. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The authorization, execution and delivery by the Company of this Agreement and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company.

(e) Public Filings. The Company is current in its filings of all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f) Information. The Company confirms that neither it nor to its knowledge any other Person acting on its behalf has provided the Investor or any of its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Representations and Warranties of Investor. Investor represents and warrants to the Company as of the date hereof as follows:

(a) Warrants. The aggregate number of shares currently underlying the Warrants as of the date hereof is described accurately on Exhibit A.

(b) Authority. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby (i) are within the power of the Investor and (ii) have been duly authorized by all necessary actions on the part of the Investor.

(c) Enforceability. This Agreement has been duly executed and delivered by Investor and is a valid and binding agreement, enforceable against Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(d) Ownership of Securities. Investor owns and has valid title to the Warrants referenced on Exhibit A, free and clear of all liens. Investor has not sold, assigned or otherwise transferred to any third party any of the Investor’s right, title or interest in or to any of such Warrants, and the Investor has not agreed to do the same.

(e) No Tax or Legal Advice. Investor understands that nothing in this Agreement, any other agreement or any other materials presented to Investor in connection with the transactions contemplated hereby constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as Investor, in Investor’s sole discretion, has deemed necessary or appropriate in connection with its decision to enter into this Agreement.

4. Covenants.

(a) Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, publicly issue a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the Form 8-K, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. In addition, effective upon the issuance of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation, except this initial Form 8-K and any further disclosure in any Securities Act and Exchange Act filings covering the same subject matter.

(b) Terms. The parties hereto herby acknowledge and agree that, in accordance with the terms of the Securities Purchase Agreement (as defined in the Warrant), the Company is obligated to present the terms of this offering to each Other Investor; provided that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the Repurchase, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to the Repurchase (each an “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into an Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 4(b) shall apply similarly and equally to each Settlement Document.

(c) Fees and Expenses. Each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5. Miscellaneous.

(a) Waivers and Amendments. Except as expressly provided otherwise herein, this Agreement may not be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and Investor. Furthermore, except as expressly provided herein, the Purchase Agreement and the Note shall not be deemed to have been amended and shall remain in full force and effect as originally drafted.

(b) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York,

Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. The rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(f) Entire Agreement. This Agreement constitutes and contains the entire agreement among the Company and Investor regarding the subject matter hereof and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(g) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party as follows: (i) if to Investor, at Investor’s address or facsimile number set forth on Exhibit B, or at such other address as Investor shall have furnished the Company in writing, or (ii) if to the Company, at 1633 Broadway, 22nd Floor, Suite C New York, NY 10019, Attn: Chief Executive Officer, or at such other address or facsimile number as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(h) Separability of Agreements; Severability of this Agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute the same agreement. Electronic copies of signed signature pages will be deemed binding originals.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(l) Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

The parties have caused this Warrant Repurchase Agreement to be duly executed and delivered as of the date and year first written above.

COMPANY:

DELCATH SYSTEMS, INC.
a Delaware corporation

By:
Barbra Keck Chief Financial Officer

INVESTOR:

By:
Name:
Title:

[Signature Page for Warrant Repurchase Agreement]

EXHIBIT A

The table below sets forth the number of shares of Common Stock underlying the Warrants held by Investor as of the Agreement Date.

Investor	Date Warrant Initially Issued	Shares Currently Underlying Warrants	Shares Issuable
Total

EXHIBIT B

ADDRESSES FOR NOTICE

INVESTOR	ADDRESS FOR NOTICE